UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 4, 2013
(Date of Report, Date of Earliest Event Reported)

Stage Stores, Inc.
(Exact Name of Registrant as Specified in Charter)

1-14035
(Commission File Number)

NEVADA (State or Other Jurisdiction of Incorporation)	91-1826900 (I.R.S. Employer Identification No.)

10201 Main Street, Houston, Texas (Address of Principal Executive Offices)	77025 (Zip Code)

(800) 579-2302
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements of Certain Officers

On April 4, 2013, the Compensation Committee of the Board of Directors of Stage Stores, Inc. (the "Company") recommended, and the Board of Directors approved, the parameters for the Company's 2013 Senior Executive Incentive Bonus Plan (the "2013 Bonus Plan") and considered and approved the annual cash incentive opportunities for our currently employed Named Executive Officers for the Company's 2013 fiscal year as set forth in the table below.

A "Pre-Tax Earnings Parameter" of the bonus formula is weighted to determine two-thirds (66.7%) of the year-end bonus amount earned.

A "Comparable Store Sales Parameter" of the bonus formula is weighted to determine one-third (33.3%) of the year-end bonus amount earned. The measurement is based on fiscal year-end comparable store sales percent change compared to the Company's 2013 Performance Group.

Under the 2013 Bonus Plan, the potential bonus payout, as a percentage of each currently employed Named Executive Officer's base salary at April 1, 2013, is as follows:

Executive/Title	Base Salary($)	Bonus Range % (1) (Threshold/Target/Maximum)	Bonus Range $ (2) (Threshold/Target/Maximum)
Michael L. Glazer President and Chief Executive Officer	950,000	41.7-100-200	396,150-950,000-1,900,000

Oded Shein Executive Vice President, Chief Financial Officer	370,000	20.8-50-100	76,960-185,000-370,000

Edward J. Record Chief Operating Officer	620,000	29.2-70-140	181,040-434,000-868,000

Steven P. Lawrence Chief Merchandising Officer	620,000	29.2-70-140	181,040-434,000-868,000

Michael M. Searles President and Chief Operating Officer, South Hill Division (3)	450,000	25-60-120	112,500-270,000-540,000
_________________________

(1)	Percentage of base salary
(2)
Amount to be paid will depend upon the extent to which the Company achieves the Pre-Tax Earnings, Comparable Store Sales parameters established by the Board of Directors.  Actual bonus payments will be prorated for Pre-Tax Earnings results between the maximum and threshold levels.   In order to earn any portion of the Comparable Store Sales payout, the Company must achieve 75% of the Pre-Tax Earnings target level.

(3)
Due to the ongoing  consolidation of the Company's South Hill, Virginia regional operations into the Company's Houston, Texas corporate headquarters, which is expected to be completed during the Company's 2013 Fiscal year, Mr. Searles position will be eliminated and he will not be offered a position at the Company's Houston headquarters. However, Mr. Searles will be eligible to participate in the 2013 Bonus Plan on a pro-rata basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STAGE STORES, INC.

April 10, 2013	/s/ Richard E. Stasyszen
(Date)	Richard E. Stasyszen
Senior Vice President, Finance and Controller